Exhibit 10.16
THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
     This Third Amendment (the “Third Amendment”) to that certain Employment Agreement dated as of June 27, 2007 (“Employment Agreement”), by and between Daniel Stutz (“Employee”) and The Film Department Holdings LLC, a Delaware limited liability company (the “Company”), is effective as of July 16, 2009 (the “Effective Date”), and is entered into by and between Company and Employee.
     WHEREAS, Company and Employee have previously entered into the Employment Agreement, an amendment thereto (“First Amendment”) and a further amendment thereto (“Second Amendment”);
     WHEREAS, Company and Employee agree that Employee was induced to enter into the Second Amendment upon the premise that Company would obtain sufficient equity capital to continue as a going concern and enable it to finance and produce the motion picture “Earthbound” in the Fall of 2009 (“Going Concern Recapitalization”);
     WHEREAS, Employee and Company acknowledge that the terms of the Second Amendment should not be effective in the event that Company determines that the Going Concern Recapitalization will not occur within a reasonable period of time following execution of the Second Amendment;
     WHEREAS, Company and Employee wish to clarify therefore that the terms of the Second Amendment shall be void and of no further force or effect in the event that Company determines that the Going Concern Recapitalization will not occur; and
     WHEREAS, Company and Employee have agreed to amend specific terms of the Employment Agreement in accordance with the terms set forth below. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.
     NOW, THEREFORE, in consideration of the agreements made herein, the parties hereto agree as follows:
     1. Company and Employee agree that the terms of the Second Amendment shall be void ab initio, and of no force or effect, immediately upon Company’s determination that the Going Concern Recapitalization will not occur.
     2. The reference in paragraph 8 of the Second Amendment to “Class M” is hereby replaced by “Class H” in each place it appears.
     3. The parties expressly agree and acknowledge that all provisions of the Employment Agreement except those amended by this Third Amendment shall remain unchanged and in full force and effect.
3RD Amendment to Employment Agreement

     This Employment Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and will be interpreted in a manner intended to comply with Code Section 409A.
     IN WITNESS WHEREOF, the parties have duly executed this Third Amendment as of the date first above written.
THE FILM DEPARTMENT HOLDINGS LLC

/s/ Neil Sacker By: Neil Sacker	/s/ Dan Stutz DANIEL STUTZ
Its: President & COO
3RD Amendment to Employment Agreement

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